FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is entered into as of September 12, 1997 among CHIC BY H.I.S, INC. (the "Borrower"), the Domestic Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"), NationsBank, N.A., as Agent (the "Agent") for the Lenders party to the Credit Agreement defined below (the "Lenders"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

      WHEREAS, the Borrower, the Guarantors, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of March 17, 1997 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement");

      WHEREAS, the Borrower has requested that the Agent and the Lenders consent to an amendment of the Credit Agreement; and

      WHEREAS, the Agent and the Lenders have agreed to such amendment of the Credit Agreement on the terms and subject to the conditions contained in this First Amendment.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.    AMENDMENTS AND RESTATEMENTS

      1.1 The definition of "EBITDA" is hereby amended and restated in its entirety to read as follows:

            "EBITDA" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis for the prior twelve month period, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains outside of the ordinary course of business and any non-cash losses incurred prior to the end of the 1996 fiscal year) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, local, foreign or other income taxes for such period and (iii) all depreciation and amortization for such period, all as determined in accordance with

      GAAP, except that, with respect to the calculation of the Leverage Ratio for the third and fourth fiscal quarters of 1997 and the first fiscal quarter of 1998, EBITDA shall be determined by annualizing the components thereof for such fiscal quarters (such that EBITDA for the third fiscal quarter of 1997 shall equal EBITDA for such fiscal quarter multiplied by four (4), EBITDA for the fourth fiscal quarter of 1997 shall equal the sum of EBITDA for the third and fourth fiscal quarters of 1997 multiplied by two (2) and EBITDA for the first fiscal quarter of 1998 shall equal the sum of EBITDA for the third and fourth fiscal quarters of 1997 and the first fiscal quarter of 1998 multiplied by one and one-third (1J)).

      1.2 The definition of "Leverage Ratio" is hereby amended and restated in its entirety to read as follows:

            "Leverage Ratio" means, at the end of each fiscal quarter of the Borrower, the ratio of (a) all Funded Debt of the Borrower and its Subsidiaries to (b) EBITDA.

      1.3 The definition of "Revolving Committed Amount" is hereby amended and restated in its entirety to read as follows:

            "Revolving Committed Amount" means THIRTY-FIVE MILLION DOLLARS ($35,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

      1.4 Section 7.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      (b)   Fixed Charge Ratio.

                  (i) As of the end of the third fiscal quarter of 1997, for the three month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.75 to 1.0;

                  (ii) As of the end of the fourth fiscal quarter of 1997, for the six month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.5 to 1.0;

                  (iii) As of the end of the first fiscal quarter of 1998, for the nine month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.25 to 1.0;

                  (iv) As of the end of the second fiscal quarter of 1998, for the twelve month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.0 to 1.0;

                  (v) As of the end of the third fiscal quarter of 1998, for the twelve month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.0 to 1.0; and

                  (vi) As of the end of the fourth fiscal quarter of 1998 and as of the end of each fiscal quarter thereafter, for the twelve month period ending on each such date, the Fixed Charge Ratio shall be greater than or equal to 1.1 to 1.0.

      1.5 Schedule 1.1(a) to the Credit Agreement is hereby amended by substituting for such schedule revised Schedule 1.1(a) attached hereto.

II. CONDITIONS PRECEDENT

      2.1 The effectiveness of this First Amendment is subject to the satisfaction of each of the following conditions:

            (a) The Agent shall have received copies of this First Amendment duly executed by the Credit Parties.

            (b) The Agent shall have received an opinion from counsel to the Credit Parties, in form and substance satisfactory to the Agent, addressed to the Agent on behalf of the Lenders and dated as of the date hereof.

            (c) Each Lender shall have received a duly executed replacement Revolving Note of the Borrower in the face amount of such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount (as amended hereby) in substantially the form of Exhibit 2.5(a) to the Credit Agreement.

III. MISCELLANEOUS

      3.1 The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this First Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

      3.2 Each of the Borrower, the Guarantors, the Agent and the Lenders represents and warrants as follows:

            (a) It has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

            (b) This First Amendment has been duly executed and delivered by the undersigned and constitutes the undersigned's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceedin at law or in equity).

            (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the undersigned of this First Amendment.

      3.3 The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Credit Agreement (as amended by this First Amendment) are true and correct as of the date hereof and (b) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

      3.4 This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

      3.5 THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered by their proper and duly authorized officer as of the day and year first above written.

BORROWER:

                              CHIC BY H.I.S, INC.,
                              a Delaware corporation


                           By:
                           Name:
                           Title:

GUARANTORS:


                              HENRY I. SIEGEL COMPANY, INC.,
                              a Delaware corporation


                           By:
                           Name:
                           Title:


                              CHIC HOLDINGS CORP.,
                              a Delaware corporation


                           By:
                           Name:
                           Title:


                              CHIC BY H.I.S LICENSING CORPORATION,
                              a Delaware corporation


                           By:

                           Name:
                           Title:


                              H.I.S LIMITED,
                              a Delaware corporation


                           By:
                           Name:
                           Title:


                              H.I.S. KENTUCKY, INC.,
                              a Delaware corporation


                           By:
                           Name:
                           Title:

LENDERS:

                              NATIONSBANK, N.A.,
                              individually in its capacity as a Lender and in its capacity as Agent

                           By:
                           Name:
                           Title:


                              FLEET BANK, N.A.


                           By:
                           Name:
                           Title:

                                 Schedule 1.1(a)
                             Schedule of Lenders and
                                   Commitments

                                                                 Revolving
                                             Revolving             Loan
                                             Committed           Commitment
        Lender                                 Amount            Percentage
        ------                                 ------            ----------

       NationsBank, N.A.                    $23,333,333            66.66%

       Fleet Bank, N.A.                     $11,666,667            33.33%
                                            -----------            ------

       Total                                $35,000,000              100%

                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is entered into as of September 12, 1997 among CHIC BY H.I.S, INC. (the "Borrower"), the Domestic Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"), NationsBank, N.A., as Agent (the "Agent") for the Lenders party to the Credit Agreement defined below (the "Lenders"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

      WHEREAS, the Borrower, the Guarantors, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of March 17, 1997 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement");

      WHEREAS, the Borrower has requested that the Agent and the Lenders consent to an amendment of the Credit Agreement; and

      WHEREAS, the Agent and the Lenders have agreed to such amendment of the Credit Agreement on the terms and subject to the conditions contained in this First Amendment.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.    AMENDMENTS AND RESTATEMENTS

      1.1 The definition of "EBITDA" is hereby amended and restated in its entirety to read as follows:

            "EBITDA" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis for the prior twelve month period, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains outside of the ordinary course of business and any non-cash losses incurred prior to the end of the 1996 fiscal year) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, local, foreign or other income taxes for such period and (iii) all depreciation and amortization for such period, all as determined in accordance with

      GAAP, except that, with respect to the calculation of the Leverage Ratio for the third and fourth fiscal quarters of 1997 and the first fiscal quarter of 1998, EBITDA shall be determined by annualizing the components thereof for such fiscal quarters (such that EBITDA for the third fiscal quarter of 1997 shall equal EBITDA for such fiscal quarter multiplied by four (4), EBITDA for the fourth fiscal quarter of 1997 shall equal the sum of EBITDA for the third and fourth fiscal quarters of 1997 multiplied by two (2) and EBITDA for the first fiscal quarter of 1998 shall equal the sum of EBITDA for the third and fourth fiscal quarters of 1997 and the first fiscal quarter of 1998 multiplied by one and one-third (1J)).

      1.2 The definition of "Leverage Ratio" is hereby amended and restated in its entirety to read as follows:

            "Leverage Ratio" means, at the end of each fiscal quarter of the Borrower, the ratio of (a) all Funded Debt of the Borrower and its Subsidiaries to (b) EBITDA.

      1.3 The definition of "Revolving Committed Amount" is hereby amended and restated in its entirety to read as follows:

            "Revolving Committed Amount" means THIRTY-FIVE MILLION DOLLARS ($35,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

      1.4 Section 7.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      (b)   Fixed Charge Ratio.

                  (i) As of the end of the third fiscal quarter of 1997, for the three month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.75 to 1.0;

                  (ii) As of the end of the fourth fiscal quarter of 1997, for the six month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.5 to 1.0;

                  (iii) As of the end of the first fiscal quarter of 1998, for the nine month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.25 to 1.0;

                  (iv) As of the end of the second fiscal quarter of 1998, for the twelve month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.0 to 1.0;

                  (v) As of the end of the third fiscal quarter of 1998, for the twelve month period ending on such date, the Fixed Charge Ratio shall be greater than or equal to 1.0 to 1.0; and

                  (vi) As of the end of the fourth fiscal quarter of 1998 and as of the end of each fiscal quarter thereafter, for the twelve month period ending on each such date, the Fixed Charge Ratio shall be greater than or equal to 1.1 to 1.0.

      1.5 Schedule 1.1(a) to the Credit Agreement is hereby amended by substituting for such schedule revised Schedule 1.1(a) attached hereto.

II.   CONDITIONS PRECEDENT

      2.1 The effectiveness of this First Amendment is subject to the satisfaction of each of the following conditions:

            (a) The Agent shall have received copies of this First Amendment duly executed by the Credit Parties.

            (b) The Agent shall have received an opinion from counsel to the Credit Parties, in form and substance satisfactory to the Agent, addressed to the Agent on behalf of the Lenders and dated as of the date hereof.

            (c) Each Lender shall have received a duly executed replacement Revolving Note of the Borrower in the face amount of such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount (as amended hereby) in substantially the form of Exhibit 2.5(a) to the Credit Agreement.

III.  MISCELLANEOUS

      3.1 The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this First Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

      3.2 Each of the Borrower, the Guarantors, the Agent and the Lenders represents and warrants as follows:

            (a) It has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

            (b) This First Amendment has been duly executed and delivered by the undersigned and constitutes the undersigned's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the undersigned of this First Amendment.

      3.3 The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Credit Agreement (as amended by this First Amendment) are true and correct as of the date hereof and (b) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

      3.4 This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

      3.5 THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered by their proper and duly authorized officer as of the day and year first above written.

BORROWER:

                              CHIC BY H.I.S, INC.,
                              a Delaware corporation


                           By:
                              -----------------------------
                           Name:
                                ---------------------------
                           Title:
                                 --------------------------

GUARANTORS:

                              HENRY I. SIEGEL COMPANY, INC.,
                              a Delaware corporation


                           By:
                              -----------------------------
                           Name:
                                ---------------------------
                           Title:
                                 --------------------------

                              CHIC HOLDINGS CORP.,
                              a Delaware corporation


                           By:
                              -----------------------------
                           Name:
                                ---------------------------
                           Title:
                                 --------------------------

                              CHIC BY H.I.S LICENSING CORPORATION,
                              a Delaware corporation

                           By:
                              -----------------------------
                           Name:
                                ---------------------------
                           Title:
                                 --------------------------

                              H.I.S LIMITED,
                              a Delaware corporation


                           By:
                              -----------------------------
                           Name:
                                ---------------------------
                           Title:
                                 --------------------------

                              H.I.S. KENTUCKY, INC.,
                              a Delaware corporation


                           By:
                              -----------------------------
                           Name:
                                ---------------------------
                           Title:
                                 --------------------------

LENDERS:

                              NATIONSBANK, N.A.,
                              individually in its capacity as a Lender and in its capacity as Agent


                                 By:
                                    -----------------------------
                                 Name:
                                      ---------------------------
                                 Title:
                                       --------------------------

                              FLEET BANK, N.A.


                                 By:
                                    -----------------------------
                                 Name:
                                      ---------------------------
                                 Title:
                                       --------------------------

                                 Schedule 1.1(a)
                             Schedule of Lenders and
                                   Commitments

                                                                 Revolving
                                             Revolving             Loan
                                             Committed           Commitment
        Lender                                 Amount            Percentage
        ------                                 ------            ----------

       NationsBank, N.A.                    $23,333,333             66.66%

       Fleet Bank, N.A.                     $11,666,667             33.33%
                                            -----------             ------

       Total                                $35,000,000               100%